UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	74-2088619
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.10 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with Pioneer Drilling Company, a Texas corporation (the “Registrant”), transferring the listing of its common stock, par value of $0.10 per share (the “Common Stock”), from the NYSE MKT to the New York Stock Exchange (the “NYSE”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

The Common Stock is expected to be listed on the NYSE and to trade thereon on or around June 28, 2012 under the trading symbol “PDC.” The Registrant is voluntarily delisting its Common Stock from the NYSE MKT as of the close of business on or around June 28, 2012. Until that time, the Registrant’s Common Stock will continue to trade on the NYSE MKT.

The following summary is a description of the Registrant’s Common Stock:

Common Stock

The description of the Common Stock is incorporated herein by reference to the information set forth under the captions “Description of Capital Stock–Authorized and Outstanding Capitalization; Description of Capital Stock–Anti-Takeover Effects of Texas Law and Our Charter and Bylaws; Description of Capital Stock–Transfer Agent and Registrar; Description of Capital Stock–Liability of Directors; Indemnification; Description of Capital Stock–Contractual Restrictions on Dividends and Stock Repurchases,” in the Registration Statement on Form S-3 (File No. 333-181554) as filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, on May 18, 2012, as may be amended from time to time, and was declared effective by the SEC on June 8, 2012 (the “Registration Statement”). These descriptions, together with any amendments, prospectuses, or reports filed for the purpose of updating such descriptions, are incorporated herein by reference.

Item 2.	Exhibits.

Exhibits.

Number	Exhibit
3.1	Restated Articles of Incorporation of Pioneer Drilling Company, Exhibit 3.1 to Form 10-K for the year ended December 31, 2008 filed on February 26, 2009 and incorporated by reference herein.

3.2	Amended and Restated Bylaws of Pioneer Drilling Company, Exhibit 3.1 to Form 8-K filed on December 15, 2008 and incorporated by reference herein.

4.1	Form of Certificate representing Common Stock of Pioneer Drilling Company, Exhibit 4.3 to Form S-8 filed on November 18, 2003 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIONEER DRILLING COMPANY
(Registrant)

Dated: June 25, 2012

	By:	/s/ Carlos R. Peña
	Name:	Carlos R. Peña
	Title:	Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Number	Exhibit
3.1	Restated Articles of Incorporation of Pioneer Drilling Company, Exhibit 3.1 to Form 10-K for the year ended December 31, 2008 filed on February 26, 2009 and incorporated by reference herein.

3.2	Amended and Restated Bylaws of Pioneer Drilling Company, Exhibit 3.1 to Form 8-K filed on December 15, 2008 and incorporated by reference herein.

4.1	Form of Certificate representing Common Stock of Pioneer Drilling Company, Exhibit 4.3 to Form S-8 filed on November 18, 2003 and incorporated by reference herein.